                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion of our report dated November 18, 1999, with respect to the consolidated balance sheets of King World Productions, Inc. as of August 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended August 31, 1999, which report appears in this Form 8-K of CBS Corporation.



/s/ ARTHUR ANDERSEN LLP
New York, New York
November 18, 1999